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                                                                    EXHIBIT 3.13

                          CERTIFICATE OF INCORPORATION

                             COGENT MANAGEMENT INC.

Under Section 402 of the Business Corporation Law.

     The undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

     FIRST: The name of the corporation is COGENT MANAGEMENT INC.

     SECOND: The purposes for which the corporation is formed are:

     To engage in any lawful act or activity for which corporations may be organized under the business corporation law, provided that the corporation is not formed to engage in any act or activity which requires the act or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

     To carry on a general investment and management advisory business relating to investments and the operation of businesses, plants, the United States and foreign countries, subject to the applicable laws thereof. To maintain executive and operating personnel for the purpose of advising and assisting others in all matters relating to investments and the management and operation of businesses and other properties of every kind. To furnish business investment, financial and management plans and programs, to formulate policies and generally to advise and assist others, under contract or otherwise, in the management of their businesses, plants, properties and investments.

     To act as public relations and research counsellors and promotion, merchandising and industrial counsellors and business consultants, and in connection therewith to render management, negotiation, research, technical and advisory services to persons, firms, corporations and others in connection with their relations with associates, stockholders, governmental officials and agencies, and the general public and any person or special group.

     To serve in an advisory, managerial and consultative capacity to corporations, associations, firms and individuals, and to establish and maintain bureaus, departments and laboratories for industrial, financial, statistical, inventory, market and other research work, and to engage generally in the business of providing, promoting and establishing systems, methods and controls for industrial and managerial efficiency and operations.


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     To establish, maintain and conduct a general service organization, to make and conduct investigations and render reports of such investigations relating to better use of computers, computer systems and data processing equipment, perform supervisory and testing services and any and all other activities relating to the analysis of computer usage. To act as a consultant to individuals, corporations, associations, partnerships and others and to obtain services in their behalf for better use of computers, computer systems and data processing equipment.

     To maintain executive and operating personnel for the purpose of advising and assisting others in all matters relating to improved computer use; to furnish programs, formulate policies and generally to advise and assist others, under contract or otherwise, with relating to any aspect of better use of computers, computer systems and data processing equipment of every kind and description.

     To acquire by purchase, subscription, underwriting or otherwise, and to own, hold or investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor, stocks, bonds or other securities or evidences of indebtedness of this corporation and, while the owner of holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

     To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, covey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and goodwill of any persons, firms, associations or corporations.

     The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all rights, powers and privileges granted or permitted to a corporation by such statute.


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     THIRD: The office of the corporation is to be located in the County of
Westchester, State of New York.

     FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Two Hundred (200), all of which shall be without par value.

     FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served on him is:

          48 Mansfield Road
          White Plains, New York 10605

     SIXTH: The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

     IN WITNESS WHEREOF, this certificate has been subscribed to this 13th day of May, 1991 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


                                        /s/ Gerald Weinberg
                                        ----------------------------------------
                                        GERALD WEINBERG
                                        90 State Street
                                        Albany, New York


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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             COGENT MANAGEMENT INC.
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

1. The name of the corporation is COGENT MANAGEMENT INC.

2. The Certificate of Incorporation of COGENT MANAGEMENT INC. was filed by the Department of State of May 14, 1991.

3. This amendment provides for the following change to Paragraph FOURTH of the certificate of incorporation with respect to the SHARES which may be issued by the corporation.

     Authorized Shares: The amendment provides for a change in the total amount of shares authorized to be issued by the corporation to Three Thousand (3,000), which shares shall consist of One Thousand Five Hundred (1,500) voting common shares, without par value (Class I) and One Thousand Five Hundred (1,500) non-voting common shares, without par value (Class II).

     Issued Shares: The amendment shall not affect the One Hundred (100) issued voting shares of the corporation, without par value, which shares shall remain voting shares, without par value at a rate of one to one.

     Unissued Shares: The amendment provides for a change in the One Hundred
(100) unissued shares of the corporation, without par value, all shares of the corporation heretofore being of one class. The amendment provides for a division of the authorized but unissued shares of the corporation. Resulting from the change is that the unissued voting shares of the corporation shall be converted to One Thousand Four Hundred (1,400) unissued voting shares of the corporation, without par value at a rate of one to fourteen, and the authorized but unissued shares of the corporation shall be converted to One Thousand Five Hundred (1,500) unissued non-voting shares of the corporation, without par value at a rate of one to fifteen.

Paragraph FOURTH of the certificate of incorporation of COGENT MANAGEMENT INC. is hereby amended to read as follows:

     "FOURTH: The maximum number of shares of stock of the corporation which may be issued is Three Thousand (3,000), which shall consist of One Thousand Five Hundred (1,500) voting common shares without par value (Class I) and One Thousand Five Hundred (1,500) non-voting common shares without par value (Class II). Each class of shares shall be identical in all respects, except that the non-voting Class II shares shall carry no right to vote for the election of directors of the corporation, and no right to vote on any matter presented to the shareholders for their vote or approval except only as the laws of this state require that voting rights be granted to such non-voting shares."

4. The above amendment to the Certificate of Incorporation of the corporation was authorized by the unanimous written consent of the Board of Directors of the corporation in lieu of a meeting of Directors, followed by the unanimous written consent of the holders of all


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outstanding shares of capital stock of the corporation entitled to vote thereon in lieu of a meeting of such shareholders.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 29th day of December, 2003.


                                        /s/ Aaron D. Boyajian, Esq.
                                        ----------------------------------------
                                        Aaron D. Boyajian, Esq.,
                                        Authorized Person


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